Exhibit 10.15

SECOND AMENDMENT TO CONVERTIBLE PROMISSORY NOTE

This Amendment No. 2 (this “Amendment No. 2”) to the Note (as defined below), dated as of March 23, 2023, is made between 622 Capital LLC (“622”), and Elephant Oil Corp., a corporation incorporated under the laws of the State of Nevada (the “Company”).

WHEREAS, on or about December 16, 2022, the Company issued to 622 a 20% Original Issue Discount Senior Note, as amended by Amendment No. 1 (“Amendment No. 1”) on March 1, 2023 (as so amended, the “Note”), having an aggregate principal amount of $500,000 with a discount of $100,000.

WHEREAS, the Note contemplated the Conversion Price (as defined in the Note) as being 65% (representing a discount rate of 35%) of the price of the Common Stock in the initial public offering of the Common Stock.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and 622 hereby agree as follows:

1.	Definitions. Capitalized terms used and not defined in this Amendment shall have the respective meanings given them in the Note.

2.	Amendments to the Note.

a. The following Section 10 is inserted into the Note:

10. Conversion of Note. Upon the occurrence of a Liquidity Event, this Note shall convert into Common Stock in accordance with the terms and conditions set forth in this Paragraph 10.

(a) Mandatory Conversion. Subject to the Right of Revocation as described in Section 10(e) below, upon the occurrence of a Liquidity Event, all of the outstanding and unpaid principal amount of this Note shall convert into fully paid and non-assessable shares of Common Stock, as such Common Stock exists on the date hereof, or any shares of capital stock or other securities of the Company into which such Common Stock shall hereafter be changed or reclassified at the Conversion Price (as defined below) determined as provided herein (the “Conversion”); provided, however, that in no event shall this Note convert in excess of that portion of this Note upon conversion of which the sum of (1) the number of shares of Common Stock beneficially owned by the Holder and its affiliates (other than shares of Common Stock which may be deemed beneficially owned through the ownership of the unconverted portion of the Notes or the unexercised or unconverted portion of any other security of the Company subject to a limitation on conversion or exercise analogous to the limitations contained herein) and (2) the number of shares of Common Stock issued upon the conversion of the portion of this Note with respect to which the determination of this proviso is being made, would result in beneficial ownership by the Holder and its affiliates of more than 4.99% of the outstanding shares of Common Stock. For purposes of the proviso to the immediately preceding sentence, beneficial ownership shall be determined in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and Regulations 13D-G thereunder, except as otherwise provided in clause (1) of such proviso, provided, further, however, that the limitations on conversion may be waived by the Holder (up to a maximum of 9.99%) upon, at the election of the Holder, not less than 61 days’ prior notice to the Company, and the provisions of the conversion limitation shall continue to apply until such 61st day (or such later date, as determined by the Holder, as may be specified in such notice of waiver). The number of shares of Common Stock to be issued upon conversion of this Note shall be determined by dividing the Conversion Amount (as defined below) by the applicable Conversion Price on such conversion date (the “Conversion Date”). The term “Conversion Amount” means, with respect to any conversion of this Note, the sum of (1) the principal amount of this Note to be converted in such conversion plus (2) at the Holder’s option, accrued and unpaid interest, if any, on such principal amount at the interest rates provided in this Note to the Conversion Date, provided however, that the Company shall have the right to pay any or all interest in cash plus (3) at the Holder’s option, Default Interest, if any, on the amounts referred to in the immediately preceding clauses (1) and/or (2).

(b) Conversion Price. The conversion price (the “Conversion Price”) shall equal $2.925.

(c) Mechanics of Conversion. The conversion of this Note shall be conducted in the following manner:

(1) Conversion of Shares. Within five (5) Business Days after a Liquidity Event, provided that the Company’s transfer agent is participating in the Depository Trust Company (“DTC”) Fast Automated Securities Transfer (“FAST”) program, the Company shall cause the transfer agent to electronically transmit the applicable Common Stock which the Holder shall be entitled by crediting the account of the Holder’s prime broker with DTC through its Deposit Withdrawal Agent Commission (“DWAC”) system, and provide proof satisfactory to the Holder of such delivery. In the event that the Company’s transfer agent is not participating in the DTC FAST program and is not otherwise DWAC eligible, the Company shall issue and surrender to a nationally recognized overnight courier for delivery to the address specified by the Holder, a certificate, registered in the name of the Holder, for the number of shares of Common Stock to which the Holder shall be entitled.

(2) Record Holder. The Person(s) entitled to receive the shares of Common Stock issued upon conversion of this Note shall be treated for all purposes as the record holder(s) of such shares of Common Stock as of the Conversion Date.

(d) Right of Revocation. Notwithstanding the foregoing provisions, the Company retains the right to forego the Conversion and instead elect to repay the Note in cash (the “Right of Revocation”). In order to exercise its Right of Revocation, the Company must give Holder notice that it is so choosing to exercise this right within two (2) Business Days of the occurrence of a Liquidity Event. Notice shall be in writing and shall be sent by email to the following recipient:

622 Capital, LLC

Attn: Gary Clyburn Jr.

Email: gary@622capital.com

3.	Subject to modifications and amendment provided herein, the Note shall remain in full force and effect. Except as expressly set forth herein, this Amendment shall not be deemed to be a waiver, amendment or modification of any provisions of the Note or of any right, power or remedy of 622, or constitute a waiver of any provision of the Note (except to the extent herein set forth), or any other document, instrument and/or agreement executed or delivered in connection therewith, in each case whether arising before or after the date hereof or as a result of performance hereunder or thereunder. Except as set forth herein, 622 reserves all rights, remedies, powers, or privileges available under the Note, at law or otherwise. This Amendment shall not constitute a novation or satisfaction and accord of the Note or any other document, instrument and/or agreement executed or delivered in connection therewith.

4.	622 states that he has read the foregoing Amendment and understands and agrees to it.

5.	This Amendment may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to any other party, it being understood that all parties need not sign the same counterpart. In the event that any signature is delivered by facsimile transmission, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) the same with the same force and effect as if such facsimile signature were an original thereof.

IN WITNESS WHEREOF, the Company has caused this Amendment No. 2 to be executed on the date first written above.

ELEPHANT OIL CORP.

By:	/s/ Matt Lofgran
Name:	Matt Lofgran
Title:	Chief Executive Officer

622 CAPITAL, LLC

By:	/s/ Gary Clyburn Jr.
Name:	Gary Clyburn Jr.
Title:	Manager